UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2007 (March 14, 2007)

GEORGIA GULF CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-09753	58-1563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Perimeter Center Place, Suite 460, Atlanta, GA	30346
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (770) 395 - 4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01            Entry into a Material Definitive Agreement.

On March 14, 2007, Georgia Gulf entered into a second amendment and waiver to its senior secured credit facility (the “Senior Secured Credit Facility”) provided by a syndicate of banks and other financial institutions led by Bank of America, N.A., as administrative agent.

For the fourth quarter ended December 31, 2006, Georgia Gulf will record additional costs of sales associated with a step-up in the inventory value of Royal Group (which was acquired October 3, 2006).  As a result of this charge, Georgia Gulf may not be in compliance with its interest coverage ratio under its Senior Secured Credit Facility, in which event it would be in default under the agreement on the date its compliance certificate for the quarter ended December 31, 2006 is due.  Georgia Gulf obtained the waiver to avoid this potential default.  The compliance certificate for the quarter ended December 31, 2006 will be due not later than March 30, 2007.

The Senior Secured Credit Agreement was amended to adjust the scheduled Consolidated EBITDA (as defined) by adding to it certain interest expenses and non-cash charges that previously were not included in these scheduled numbers.  The amendment also specifies Consolidated EBITDA for the third quarter of 2006 which had not been specified in the original agreement.  In addition, the amendment permits sale-leaseback transactions for certain Canadian assets not to exceed US $125 million and permits sales transactions for certain Canadian assets not to exceed US $65 million.

Certain of the lenders under the Senior Secured Credit Facility and their affiliates have pre-existing relationships with Georgia Gulf, including the performance of investment banking, commercial banking, and advisory services for Georgia Gulf, from time to time, for which such lenders have received customary fees and expenses.

Item 8.01            Other Events.

On March 15, 2007, Georgia Gulf Corporation issued a press release announcing that it will be unable to file its annual report on Form 10-K for the fiscal year ended December 31, 2006 by the extended due date of March 16, 2007 and the matters discussed above.  A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Number	Exhibit
10.1

Second Amendment to Credit Agreement and Waiver dated as of March 14, 2007, among Georgia Gulf Corporation and Royal Group, as Borrowers, certain subsidiaries of Georgia Gulf Corporation from time to time party thereto, as Guarantors, Bank of America, National Association, as Domestic Administrative Agent and the other lenders party thereto.

99.1	Press Release, dated March 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGIA GULF CORPORATION

By:	/s/ Joel I Beerman
Name:	Joel I. Beerman
Title:	Vice President, General Counsel and Secretary

Date:  March 15, 2007